EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-265101 on Form S-6 of our report dated June 30, 2022, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 57, comprising Quality Dividend Strategy, Series 5, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 30, 2022